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                                                                     EXHIBIT B
                            JOINT FILING AGREEMENT

          The undersigned hereby agree that the statement on Schedule 13D dated June 23, 1995 with respect to the Common Stock, no par value, of Chicago Dock & Canal Trust is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

          This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.


Dated:  June 23, 1995

                              COWEN & COMPANY

                                By: COWEN INCORPORATED
                                    Its General Partner


                                By:  /s/ David Sarns
                                     Name:  David Sarns
                                     Title: Managing Director


                              COWEN INCORPORATED


                                By:  /s/ David Sarns
                                     Name:  David Sarns
                                     Title: Managing Director




                              /s/ Joseph M. Cohen
                              Joseph M. Cohen